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                                                                   Exhibit 23.02


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-106725 of Acusphere, Inc. of our report dated April 11, 2003, relating to the financial statements of Acusphere, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 4, 2003